Exhibit 4.2

Execution Version

FIRST SUPPLEMENTAL INDENTURE

This First Supplemental Indenture (this “Supplemental Indenture”), dated as of May 10, 2018, among McDermott Technology (Americas), Inc. (“Survivor Corp. 1”), McDermott Technology (US), Inc. (“Survivor Corp. 2” and together with Survivor Corp. 1, the “Post-Merger Co-Issuers”), McDermott International, Inc. (the “Company”), each of the other Guarantors listed on the signature pages hereto (collectively, the “Guaranteeing Subsidiaries”), and Wells Fargo Bank, National Association, a national banking association, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, McDermott Escrow 1, Inc. (“Escrow Issuer 1”) and McDermott Escrow 2, Inc. (“Escrow Issuer 2” and, together with Escrow Issuer 1, the “Initial Co-Issuers”) have heretofore executed and delivered to the Trustee an Indenture (the “Indenture”), dated as of April 18, 2018, providing for the issuance of $1,300,000,000 aggregate principal amount of 10.625% Senior Notes due 2024 (the “Notes”);

WHEREAS, on the date hereof, Escrow Issuer 1 will be merging with and into Survivor Corp. 1 and Escrow Issuer 2 will be merging with and into Survivor Corp. 2, with the Post-Merger Co-Issuers being the surviving Persons of such mergers and the Initial Co-Issuers ceasing to exist (the “Mergers”); and

WHEREAS, pursuant to Section 9.5 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

(1) Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2) Assumption of Obligations. Effective upon consummation of the Mergers, each of the Post-Merger Co-Issuers, pursuant to Article 5 of the Indenture, hereby expressly assumes and agrees to pay, perform and/or discharge when due each and every debt, obligation, covenant and agreement incurred, made or to be paid, performed or discharged by the Initial Co-Issuers under the Indenture and the Notes. Each of the Post-Merger Co-Issuers hereby agrees to be bound by all the terms, provisions and conditions of the Indenture and the Notes to which the Initial Co-Issuers were theretofore bound, and, as the surviving entity, shall succeed to, and be substituted for, and may exercise every right and power of, the Initial Co-Issuers under the Indenture and the Notes, and each of the Initial Co-Issuers is relieved of all of its obligations and duties under the Indenture and the Notes.

(3) Agreement to Guarantee. The Company and the Guaranteeing Subsidiaries each hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as a surety, jointly and severally with each other Guarantor, to each Holder and the Trustee, the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the Obligations of the Issuers pursuant to the Notes and the Indenture in accordance with Section 10.1(a) of the Indenture. The Company also hereby agrees to perform each and every covenant and agreement made by the Company as set forth in the Indenture.

(4) No Recourse Against Others. No past, present or future director, officer, employee, incorporator, member, partner or stockholder of the Post-Merger Co-Issuers or any Guarantor or the Company or their subsidiaries (other than the Post-Merger Co-Issuers and the Guarantors) shall have any liability for any obligations of the Post-Merger Co-Issuers or the Guarantors under the Notes, the Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

(5) Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(6) Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. This Supplemental Indenture may be executed in multiple counterparts, which, when taken together, shall constitute one instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmissions shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

(7) Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

(8) The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Post-Merger Co-Issuers, the Company and the Guaranteeing Subsidiaries.

(9) Successors. All agreements of each of the Post-Merger Co-Issuers, the Company and the Guaranteeing Subsidiaries in this Supplemental Indenture shall bind its successors, except as otherwise provided in this Supplemental Indenture. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

(10) Limitation on Guarantor’s Liability.

(a) Norway

(1) Notwithstanding anything set out to the contrary in the Indenture, this Supplemental Indenture or any other Indenture Document, the obligations and liabilities of J. Ray McDermott (Norway) AS under any provision of the Indenture, this Supplemental Indenture or any other Indenture Document to which it is a party shall not

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include any obligations or liabilities to the extent they would constitute unlawful financial assistance within the meaning of Section 8-7 and/or 8-10, cfr. Section 1-4, of the Norwegian Companies Act of 13 June 1997 no. 44, and the obligations and liabilities of J. Ray McDermott (Norway) AS under the Indenture, this Supplemental Indenture or any other Indenture Document only apply to the extent permitted by those provisions of the Norwegian Companies Act of 13 June 1997 no. 44.

(2) The total liability of J. Ray McDermott (Norway) AS under the Indenture, this Supplemental Indenture or any other Indenture Document to which it is a party shall never exceed $1,800,000,000 plus interest thereon and fees, costs and expenses as set out in the Indenture, this Supplemental Indenture or any other Indenture Document.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

MCDERMOTT TECHNOLOGY (AMERICAS), INC.

By:	/s/ Stuart A. Spence
Name:	Stuart A. Spence
Title:	Executive Vice President and Chief Financial Officer

MCDERMOTT TECHNOLOGY (US), INC.

By:	/s/ Stuart A. Spence
Name:	Stuart A. Spence
Title:	Executive Vice President and Chief Financial Officer

GUARANTORS

MCDERMOTT INTERNATIONAL, INC.

By:	/s/ Stuart A. Spence
Name:	Stuart A. Spence
Title:	Executive Vice President and Chief Financial Officer

MCDERMOTT, INC.

By:	/s/ Stuart A. Spence
Name:	Stuart A. Spence
Title:	President and Chief Financial Officer

[Signature Page – Supplemental Indenture]

CHARTERING COMPANY (SINGAPORE) PTE. LTD.	MCDERMOTT GULF OPERATING COMPANY, INC.
EASTERN MARINE SERVICES, INC.	MCDERMOTT INTERNATIONAL TRADING CO., INC.
HYDRO MARINE SERVICES, INC.	MCDERMOTT INTERNATIONAL VESSELS, INC.
J. RAY MCDERMOTT (NORWAY), AS	MCDERMOTT OFFSHORE SERVICES COMPANY, INC.
J. RAY MCDERMOTT (QINGDAO) PTE. LTD.	MCDERMOTT OVERSEAS, INC.
J. RAY MCDERMOTT FAR EAST, INC.	MCDERMOTT SUBSEA ENGINEERING, INC.
J. RAY MCDERMOTT SOLUTIONS, INC.	MCDERMOTT SUBSEA, INC.
J. RAY MCDERMOTT TECHNOLOGY, INC.	SPARTEC, INC.
J. RAY MCDERMOTT UNDERWATER SERVICES, INC.
MCDERMOTT ASIA PACIFIC PTE. LTD.
MCDERMOTT CASPIAN CONTRACTORS, INC.
MCDERMOTT ENGINEERING, LLC

By:	/s/ Stuart A. Spence
Name:	Stuart A. Spence
Title:	Authorized Person

[Signature Page – Supplemental Indenture]

J. RAY HOLDINGS, INC.	MCDERMOTT INTERNATIONAL INVESTMENTS CO., INC.
J. RAY MCDERMOTT HOLDINGS, LLC	MCDERMOTT INTERNATIONAL MANAGEMENT, S. DE RL.
J. RAY MCDERMOTT INTERNATIONAL, INC.	MCDERMOTT MIDDLE EAST, INC.
J. RAY MCDERMOTT, S.A.	MCDERMOTT OLD JV OFFICE, INC.
MCDERMOTT BLACKBIRD HOLDINGS, LLC	NORTH ATLANTIC VESSEL, INC.
MCDERMOTT FINANCE L.L.C.	OPI VESSELS, INC.
MCDERMOTT INVESTMENTS, LLC

By:	/s/ Stuart A. Spence
Name:	Stuart A. Spence
Title:	Executive Vice President and Chief Financial Officer

[Signature Page – Supplemental Indenture]

J. RAY MCDERMOTT DE MÉXICO, S.A. DE C.V.
MCDERMOTT MARINE MÉXICO, S.A. DE C.V.
SERVICIOS DE FABRICACIÓN DE ALTAMIRA, S.A. DE C.V.
SERVICIOS PROFESIONALES DE ALTAMIRA, S.A. DE C.V.

By:	/s/ Stuart A. Spence
Name:	Stuart A. Spence
Title:	Authorized Person

[Signature Page – Supplemental Indenture]

Executed as a Deed by
J. RAY MCDERMOTT INTERNATIONAL VESSELS, LTD.

By:	/s/ Stuart A. Spence
Name:	Stuart A. Spence
Title:	Authorized Person

Witnessed

By:	/s/ Kevin Hargrove
Name:	Kevin Hargrove
Title:	Assistant Treasurer

Executed as a Deed by
MCDERMOTT CAYMAN LTD.

By:	/s/ Stuart A. Spence
Name:	Stuart A. Spence
Title:	Executive Vice President and Chief Financial Officer

Witnessed

By:	/s/ Kevin Hargrove
Name:	Kevin Hargrove
Title:	Assistant Treasurer

Executed as a Deed by
OFFSHORE PIPELINES INTERNATIONAL, LTD.

By:	/s/ Stuart A. Spence
Name:	Stuart A. Spence
Title:	Authorized Person

Witnessed

By:	/s/ Kevin Hargrove
Name:	Kevin Hargrove
Title:	Assistant Treasurer

[Signature Page – Supplemental Indenture]

Executed by J. RAY MCDERMOTT (AUST.) HOLDING PTY. LIMITED. ACN 002 797 668 by its attorney under power of attorney which the attorney has received no notice of the revocation of the power:

/s/ Stuart A. Spence Signature of attorney

Stuart A. Spence Name of attorney (print)

Executed by MCDERMOTT AUSTRALIA PTY. LTD. ACN 002 736 352 by its attorney under power of attorney which the attorney has received no notice of the revocation of the power:

/s/ Stuart A. Spence Signature of attorney

Stuart A. Spence Name of attorney (print)

[Signature Page – Supplemental Indenture]

Executed and Delivered as a Deed by
MCDERMOTT HOLDINGS (U.K.) LIMITED

By:	/s/ Stuart A. Spence
Name:	Stuart A. Spence
Title:	Authorised Person

Witnessed

By:	/s/ Kevin Hargrove
Name:	Kevin Hargrove
Title:	Authorised Person

Executed and Delivered as a Deed by
MCDERMOTT MARINE CONSTRUCTION LIMITED

By:	/s/ Stuart A. Spence
Name:	Stuart A. Spence
Title:	Authorised Person

Witnessed

By:	/s/ Kevin Hargrove
Name:	Kevin Hargrove
Title:	Assistant Treasurer

[Signature Page – Supplemental Indenture]

MCDERMOTT TECHNOLOGY (2), B.V.
MCDERMOTT TECHNOLOGY (3), B.V.
MCDERMOTT TECHNOLOGY, B.V.

By:	/s/ Stuart A. Spence
Name:	Stuart A. Spence
Title:	Attorney

[Signature Page – Supplemental Indenture]

MCDERMOTT INTERNATIONAL MARINE INVESTMENTS N.V.
MCDERMOTT OVERSEAS INVESTMENT CO. N.V.
VARSY INTERNATIONAL N.V.

By:	/s/ Stuart A. Spence
Name:	Stuart A. Spence
Title:	Attorney

[Signature Page – Supplemental Indenture]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Tina D. Gonzalez
Name:	Tina D. Gonzalez
Title:	Vice President

[Signature Page – Supplemental Indenture]